EXHIBIT 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into this 6th day of May, 2004, by and between SM REAL ESTATE FUND VII, LTD., a Texas limited partnership (“Seller”), and TRIVEST RESIDENTIAL LLC, a Texas limited liability company (“Purchaser”).

RECITALS

     A. Purchaser and Seller have previously entered into that certain Purchase and Sale Agreement dated February 20, 2004 (as previously amended, the “Contract”), pertaining to certain land and improvements thereon located in San Antonio, Bexar County, Texas and locally known as the Fifth Avenue Apartments (the “Property”); and

     B. The parties desire to amend the Contract as set forth below.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. The third sentence of Section 6.1(d) of the Contract shall be amended by replacing “the fifteenth (15th) day of the Extension” with “May 11, 2004”.

     2. All terms capitalized but not defined herein will have the meaning ascribed to them in the Contract.

     3. Except as expressly modified by this Amendment, the terms and conditions of the Contract will remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

SELLER:	S/M REAL ESTATE FUND VII, LTD.,
a Texas limited partnership

By: SM7 Apartment Investors, Inc.
a Texas corporation
Its: General Partner

By: /s/ Richard Hoffmann

Richard Hoffmann, President

PURCHASER:	TRIVEST RESIDENTIAL LLC,
a Texas limited liability company

By: /s/ Ron Taylor

Ron Taylor, Member